Exhibit 99.1

ROCKVILLE, Md., May 10 /PRNewswire-FirstCall/ -- Novavax, Inc. (Nasdaq:NVAX - News) today announced financial results for the first quarter ended March 31, 2010.

Novavax reported a net loss of $11.4 million, or $0.11 per share, for the first quarter of 2010 compared to a net loss of $8.3 million, or $0.12 per share, for the first quarter of 2009.  The primary reason for the increased loss for the first quarter of 2010 as compared to the same period in 2009 was due to higher research and development spending to support the company's clinical trials related to its seasonal and H1N1 influenza vaccine candidates. Research and development expenses for the first quarter of 2010 increased by $4.7 million to $9.0 million as compared to $4.3 million in the same period in 2009.  General and administrative expenses for the first quarter of 2010 decreased by $0.4 million to $2.5 million as compared to $2.9 million in the same period in 2009.

As of March 31, 2010, the company had $32.9 million in cash, cash equivalents and short-term investments compared to $43.0 million as of December 31, 2009.

"Our first quarter financial results reflect the continued progress of our clinical programs, the achievement of positive findings from our seasonal and H1N1 influenza programs and preparations for clinical testing of our respiratory syncytial virus (RSV) vaccine candidate later this year," said Dr. Rahul Singhvi, President and Chief Executive Officer of Novavax.  "The recent appointment of Dr. Jim Young to our Board of Directors will be a tremendous advantage to Novavax as the company moves forward to advance our pipeline products. In addition, the determination by the U.S. Department of Health and Human Services (HHS) that we are in the competitive range for consideration of our proposal to develop advanced recombinant influenza vaccines for BARDA is an encouraging sign of support for our technology among public health officials.  As a result of these accomplishments, we are now preparing to seek approval to begin clinical testing of our RSV vaccine candidate, report the results of our recent studies at upcoming medical meetings, continue to pursue registration of our H1N1 influenza vaccine in Mexico and discuss our BARDA proposal with HHS representatives."

First Quarter 2010 Accomplishments

Novavax recently reported the following product and corporate developments:

•	Report of positive results from 1,000-subject first stage of H1N1 influenza vaccine trial in Mexico;

•	Completion of enrollment of more than 3,500 subjects in second stage of H1N1 influenza vaccine trial in Mexico;

•	Report of additional positive results from trial of trivalent seasonal influenza vaccine in healthy adults;

•	Report of positive pre-clinical results for the company's vaccine candidate to prevent RSV; and

•
Election of Stanley C. Erck as Executive Chairman of the Board of Directors and appointment of Dr. James Young, former President of Research and Development at MedImmune, as an independent Board member.

These developments are described more fully in press releases available on the company's website, www.novavax.com.

Conference Call

Novavax's management will host its quarterly conference call at 10:00 a.m. Eastern time today.  The live conference call will be accessible via Novavax's website at www.novavax.com under "Investor/Events" or by telephone at 1-877-212-6076 (domestic) or 1-707-287-9331 (international). A replay of the webcast will be available on the Novavax website for 90 days after the call and a replay of the conference call will be available beginning today at 1:00 p.m. through May 15, 2010 until 11:59 p.m. Eastern time.  To access the replay of the conference call, dial 1-800-642-1687 (domestic) or 1-706-645-9291 (international) and enter pass code 72997898.

About Novavax

Novavax, Inc. is a clinical-stage biopharmaceutical company creating novel vaccines to address a broad range of infectious diseases worldwide, including H1N1, using advanced proprietary virus-like-particle (VLP) technology. The company produces potent VLP-based recombinant vaccines utilizing new and efficient manufacturing approaches. Novavax is committed to using its VLP technology to create country-specific vaccine solutions. The company has formed a joint venture with Cadila Pharmaceuticals, named CPL Biologicals, to develop and manufacture vaccines, biological therapeutics and diagnostics in India. Additional information about Novavax is available on the company's website: www.novavax.com.

Safe-Harbor Statement

Statements herein relating to future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding revenue, operating expenses, use of cash, and clinical developments and anticipated milestones, including a BARDA contract, and efforts to get regulatory approval in the country of Mexico, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act.  Novavax cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Factors that may cause actual results to differ materially from the results discussed in the forward-looking statements or historical experience include, among other things, the following: our ability to progress any product candidates into pre-clinical studies or clinical trials; the scope, initiation, rate and progress of our pre-clinical studies and clinical trials and other research and development activities; clinical trial results; even with positive data from pre-clinical studies or clinical trials, the product candidate may not prove to be safe and efficacious; regulatory approval is needed before any vaccines can be sold in or outside the United States and, to date, no governmental authority has approved any of our vaccine candidates for sale; influenza is seasonal in nature, and if approval or commercial launch after approval is not timely in relation to the influenza season, we may not be able to manufacture or sell our influenza vaccines on terms favorable to us until the next influenza season, if at all; we have not manufactured any of our vaccine candidates at a commercial level; we utilize a unique manufacturing process and the scale-up of that process may prove difficult and/or costly; our dependence on third parties to manufacture and distribute our vaccines; risks associated with conducting business outside of the United States; the cost of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights; competition for clinical resources and patient enrollment from drug candidates in development by other companies with greater resources and visibility; our ability to enter into future collaborations with industry partners and the terms, timing and success of any such collaboration; our ability to obtain adequate financing in the future through product licensing, co-promotional arrangements, public or private equity or debt financing or otherwise; the inability to win any government grants, including BARDA, in a timely manner or if at all and other factors referenced herein.  Further information on the factors and risks that could affect Novavax's business, financial conditions and results of operations, is contained in Novavax's filings with the U.S. Securities and Exchange Commission, which are available at www.sec.gov.  These forward-looking statements speak only as of the date of this earnings release and Novavax assumes no duty to update such statements.

NOVAVAX, INC. CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (in thousands, except per share information)

	Three Months Ended
	March 31,
	2010	2009
	(unaudited)
Revenue	$110	$21

Operating expenses:
Research and development	9,029	4,266
General and administrative	2,535	2,892
Total operating expenses	11,564	7,158
Loss from continuing operations	(11,454)	(7,137)
Interest income (expense), net	42	(333)
Impairment of short-term investments	-	(879)
Net loss	$(11,412)	$(8,349)

Basic and diluted net loss per share	$(0.11)	$(0.12)
Basic and diluted weighted average
number of common shares outstanding	100,188	68,692

SELECTED BALANCE SHEET DATA (in thousands)
	March 31, 2010	December 31, 2009
	(unaudited)
Cash and cash equivalents	$14,575	$38,757
Short-term investments	18,313	4,193
Total current assets	33,817	44,503
Working capital	24,584	36,476
Total assets	75,377	85,605
Total notes payable	460	486
Total stockholders' equity	63,139	74,465